Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT effective as of December 1, 2022 (the “Effective Date”), to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of August 27, 1999, as amended, is entered into by and between JACOB FUNDS INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the term of the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the fees listed on Schedule B; and

WHEREAS, Section 10.B of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.Section 10.A of the Agreement is hereby superseded and replaced in its entirety with the following
A.This Agreement shall become effective as of December 1, 2022 and will continue in effect until November 30, 2027 (the “Initial Term”). Following the Initial Term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Company may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for USBFS by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

2.Section 10.C of the Agreement is hereby superseded and replaced in its entirety with the following:
C.    [Reserved]

3.Schedule B of the Agreement is hereby superseded and replaced in its entirety with Schedule B attached hereto.

4.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

JACOB FUNDS INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Ryan Jacob	By: /s/ Jason Hadler
Name: Ryan Jacob	Name: Jason Hadler
Title: President	Title: Senior Vice President
Date:	Date: 12/12/2022

Schedule B
Fee Schedule

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
■$ [ ] for first CUSIP in Fund Complex - Base Fee per CUSIP
■$[ ] each additional class CUSIP in Fund Complex
■$ [ ] per open direct account - Open Accounts (Direct; Matrix level 0)
■$ [ ] per open networked account - Open Accounts (Networked; Matrix level 3)
■$ [ ]per closed account - Closed (zero balance) Accounts
Annual Basis Point Fee per Fund Complex
Basis points
■[ ] on the first $[ ] million
■[ ] on the next $ [ ] million
■[ ] on the balance
Services Included in Annual Basis Point Fee
■Telephone Calls
■Voice Response Calls
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■NSCC System Interface
■ACH Base Fee
■Voice response (VRU) maintenance and development
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
■Disaster Recovery Charges
■AML Base Fee
■NSCC Activity Charges
■ACH Fees
Chief Compliance Officer Support Fee
■$ [ ] per year
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, special reports, record retention, lost shareholder search, Fed wire charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase-All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).Fees are calculated pro rata and billed monthly. Annual CPI charges waived if all funds in complex participate in U.S. Bank Securities Lending Program.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$ [ ] per qualified plan account or Coverdell ESA account (Cap at $ 30.00 per SSN)
■$ [ ] per transfer to successor trustee
■$ [ ] per participant distribution (Excluding SWPs)
■$ [ ] per refund of excess contribution
■$ [ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
■$ [ ] per outgoing wire transfer or overnight delivery
■$[ ] per telephone exchange
■$ [ ] per return check or ACH or stop payment
■$ [ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
CUSIP Setup
■$ [ ] per CUSIP - CUSIP Setup beyond the initial CUSIP
■$ [ ] per CUSIP (Less than 35 days) - Expedited CUSIP Setup
Fund Characteristic Change
■$[ ] per fund/ per change - Fund Name Change
■$[ ] per fund/ per change - Fund CUSIP Change
■Fan Web
■Fan Web Base Fee - $[ ] per year for fund group
■Fan Web Inquiries - $[ ] per inquiry
■Fan Web Maintenance - $[ ] per event
■Fan Web Transactions - $[ ] per transaction
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■Implementation
●$ [ ] - per fund group, Inquiry only - no transaction capabilities
●$ [ ] per fund group, base transactional and maintenance functionality
●Three year minimum term

■Annual Fee - Based on Login Volume
●$ [ ] - Up to 100,000
●$[ ] - 100,000 - 999,999
●$ [ ] - 1,000,000+

■Activity Fees:

●$ [ ] per event, per login
●$ [ ] per event, Login Challenge (email or SMS Text)
●$[ ] per event, Inquiry
●$ [ ] per event, Account Maintenance
●$ [ ] per event, Transaction - financial transactions, duplicate statements requests, etc.
●$ [ ]per event, New Account Set-up
●$ [ ] per event, Bank Verification Attempt
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

■$[ ] per year - Base Fee Per Management Company - file generation and delivery
■$ [ ] per record or $ [ ] per user per month, whichever is less - Price Files

■Per Record Charge
●$ [ ] - Rep/Branch/ID
●$ [ ] - Dealer
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
●$[ ] per event - Inquiry
●$ [ ] per month per ID - Vision ID

■Transaction Processing*
●$ [ ] per Management Company - Implementation Fee
●$ [ ] per event - Transaction - purchase, redeem, and exchange
●$[ ] per month - Monthly Minimum Charge

■Electronic Statements*
●$ [ ] per fund group - Implementation
●$ [ ] per image - Load charges
●$[ ] per document - Archive charge (for any image stored beyond 2 years)

*Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
●$ [ ] Monthly, $ [ ] Annually - Below 1,000 IDs
●$ [ ] Monthly, $ [ ] Annually- 1000-3450 IDs
●$ [ ] Monthly, $ [ ] Annually- 3451 IDs and above
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$ [ ]per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

■STAT - Statement and Tax Form Storage & Retrieval
●$ [ ]per user: Setup
●$ [ ]per user per month: Support
Additional Data Delivery Services
■Ad Hoc/PowerSelect File Development
●$[ ]per file: Standard ad-hoc select
●$ [ ]per hour consultation and programming development: Custom coded data for recurring, scheduled delivery:

●$ [ ] per file per month for recurring files/reports scheduled for delivery Support
●Recurring files scheduled for delivery via Pivot or Managed File Service.

■Custom Electronic File Exchange (MFS delivery of standard TIP files)
●$ [ ] one-time fee ,Setup
●$ [ ] per file per month, Support

■File Delivery to Alternate Sales Reporting Provider
●$[ ] one-time fee, Setup
●$ [ ]per file per month, Maintenance Fee
Chat Services
■$ [ ] - Implementation Fee
■$ [ ] per month - Monthly Fee
■$ [ ]per chat or $ [ ] per minute of chat - Per Chat Fee
Virtual Assistant
■$ [ ] Implementation Fee
●$ [ ] per month administration fee
Electronic Form Delivery and Signature Capture
■$ [ ] (includes 15 forms) - Implementation fee
■$ [ ] for each additional form and email template - Additional setup fee
■$ [ ] per form, $ [ ] per updated Fund Logo - Form and fund logo modifications
■$ [ ] per month - Monthly minimum fee
■$ [ ] - Per electronic envelope Fee
Recordkeeping Application Access

■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
●$ [ ] implementation
●$ [ ] per month

■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
●Cost varies depending upon location and bandwidth

■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
●$ [ ] implementation
●$ [ ] per ID per month

■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
●$ [ ] implementation
●$[ ] per ID per month

■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
●$[ ] implementation
●$[ ] per ID per month

■Automated Work Distributor (AWD) - Image and workflow application.
●$ [ ] implementation
●$ [ ] per ID per month

■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
●$ [ ] implementation
●$ [ ] per ID per month

■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.

●$ [ ] per month
Programming Services

■$ [ ] per hour (subject to change)

■Charges incurred for customized services based upon fund family requirements including but not limited to:
●Fund setup programming (transfer agent system, statements, options, etc.)
●Customized service development
●Voice response system setup (menu selections, shareholder system integration, testing, etc.)
●All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$ [ ] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■$ [ ] setup per fund group
■$ [ ] per month administration
■$ [ ] per received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
■$ [ ] per fund group per month
CTI Reporting
$ [ ] per monthly report - Integrated custom detailed call reporting
Literature Fulfillment Services

■Account Management/Database Administration
●$ [ ] per month
●$ [ ] per SKU -Receiving
●$ [ ] per order - Order Processing
●$ [ ] per month per location - Skid Storage
●$ [ ] per SKU - Disposal

■Inbound Teleservicing Only
●$ [ ] per month (OR) - Account Management
●$ [ ] per call - Call Servicing

■Lead Source Reporting
●$ [ ] per month

■Closed Loop Reporting
●$ [ ] per month - Account Management
●$ [ ] per fund group Database Installation, Setup

■Miscellaneous Expenses
●Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

■$ [ ] per Month
Fund Event* Services
■$ [ ]/hour - Programming & File Delivery
■$ [ ]/hour - Project Management/Analysis
■$[ ]/account/month until purged* - Account Data Retention
■$ [ ]/CUSIP/month until purged* - CUSIP Data Retention

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
■$ [ ] - $ [ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Products & Services (Monthly fees)
■$ [ ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■$ [ ] MARS Sales Reporting (Includes 1 Sales Users)
■$ [ ] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month.
Standard MARS Setup & Implementation Costs (One-time fee)
■$ [ ] - SalesForce.com Integration (if added after initial MARS implementation)
■$ [ ] - Custom Data Interface
■$ [ ] - OmniSERV Setup ($ [ ] Monthly Maintenance Fee)
■$ [ ] - Standard DCIO Interface Setup ($ [ ] Monthly Maintenance Fee)
■$ [ ] - Standard Interface Setup ($ [ ] Monthly Maintenance Fee)
■$ [ ] - Additional OmniSERV Interface ($ [ ] Monthly Maintenance Fee)
Standard MARS Licenses (Monthly Fee Per User)
■$ [ ] - Sales Reporting
■$ [ ] - 22c-2 Compliance
■$ [ ] - CRM
■$ [ ] - SFDC
MARS Training (in-person)
■$[ ] /day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
●
●
●
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.
** The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ

MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$ [ ] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees )
■

Once an AUM of $1,000,000,000 has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month. No CRM real-time integration. There is no system access with MARS Lite
Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
●

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■
Related Digital Investor Fees
■

Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three year minimum term

■$[ ] archive fee per document per year for three years and greater, if desired. Storage for two years included in Document Loading, Storage and Access fee

Digital Investor customization charges apply